CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-14 of Investment Managers Series Trust regarding the Knowledge Leaders Developed World ETF, a series of Exchange Listed Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 17, 2020